Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-266872) on Form S-8 of Servotronics, Inc. and Subsidiaries of our report dated March 17, 2025, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Servotronics, Inc. and Subsidiaries as of and for the year ended December 31, 2024.

/s/ Freed Maxick P.C. (f/k/a Freed Maxick CPAs, P.C.)

Buffalo, New York
March 17, 2025